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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We have issued our report dated February 11, 1997 accompanying the consolidated financial statements of Monroc, Inc. and Subsidiary as of and for the year ended December 31, 1996 contained in the Form S-1 Registration Statement and Prospectus of U.S. Aggregates, Inc. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts".

                                          /s/ Grant Thornton LLP

                                          GRANT THORNTON LLP

Salt Lake City, Utah
July 12, 1999